SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ADEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter.)

Nevada
(State of incorporation of organization)

70 Chapman Road
Toronto, Ontario
Canada M9P 1E7
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to
be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-149600.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 if the Exchange Act.

Large Accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of securities contained in Registrant's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File No. 333-149600) is incorporated by reference into this registration statement.

ITEM 2.     EXHIBITS

     The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC file # 333-149600 on March 7, 2008. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
99.1	Subscription Agreement

SIGNATURES

    In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 31st day of March, 2009.

ADEN SOLUTIONS INC.

BY:  SILVIA SOLTAN
        Silvia Soltan, President, Principal
        Executive Officer, Treasurer, Principal
        Financial Officer, Principal Accounting
        Officer, and sole member of the Board of
        Directors